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                                                              EXHIBIT 23.5

CONSENT OF COOPERS AND LYBRAND


                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File NO. 333-50681) of our report dated August 20, 1997, on our audits of the statements of assets to be acquired of the Log Cabin syrup Business, a component of Kraft Foods, Inc., as of December 29, 1996, and December 30, 1995 and the statements of operations for the years ended December 26, 1996, December 30, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts."

                                                 /s/ PricewaterhouseCoopers LLP
                                                 PricewaterhouseCoopers LLP

Chicago, Illinois
July 14, 1998